  Exhibit 16.1

September 16, 2019

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549 – 7561

Re: Parkervision, Inc.
Commission File No. 000-22904

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of ParkerVision, Inc. dated September 16, 2019 and agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ BDO USA, LLP